EXHIBIT 10.23

Stock Option Award (#)

GREAT WHITE ENERGY SERVICES, INC.

2011 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD CERTIFICATE

THIS IS TO CERTIFY that Great White Energy Services, Inc., a Delaware corporation (the “Company”), has granted you (“Participant”) an option to purchase shares of Common Stock of the Company under its 2011 Equity Incentive Plan (the “Plan”), as follows:

Name of Participant:

Address of Participant:

Total Option Shares:

Exercise Price per Share:	$[•]

Type of Option:	☐ Incentive Stock Option	☐ Nonstatutory Stock Option

Date of Grant:

Expiration Date:

Vesting Commencement Date:

Vesting Schedule:	Anniversary of Vesting Commencement Date	Percentage of Option Shares Vested
%
%
%
%

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the Stock Option Agreement, which is attached hereto as Annex I and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Stock Option rights granted pursuant to this Certificate and the related Stock Option Agreement and to receive the Option to purchase shares of Common Stock of Great White Energy Services, Inc. designated above subject to the terms of the Plan, this Certificate and the Stock Option Agreement.

Participant:	Great White Energy Services, Inc.

By:
, an individual	John Jordan, Chief Executive Officer

Dated:	Dated:

Great White Energy Services, Inc. Stock Option Award Certificate

Annex I

GREAT WHITE ENERGY SERVICES, INC.

2011 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”), is made and entered into on the execution date of the Stock Option Award Certificate to which it is attached (the “Certificate”), by and between Great White Energy Services, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Pursuant to the Great White Energy Services, Inc. 2011 Equity Incentive Plan (the “Plan”), the Administrator of the Plan has authorized the grant to Participant of the option to purchase shares of the Company’s Common Stock (the “Award”), upon the terms and subject to the conditions set forth in the Certificate, this Agreement and in the Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Participant an option (the “Option”) to purchase the number of shares of Common Stock (the “Option Shares”) set forth in the Certificate as Total Option Shares at the Exercise Price per share set forth in the Certificate, subject to all of the terms and conditions of the Certificate, this Agreement and the Plan. If designated as an Incentive Stock Option in the Certificate, the Option is intended to qualify as an “incentive stock option” (an “ISO”) as defined in Section 422(b) of the Code, although the Company makes no representation or guarantee that the Option will qualify as an ISO.

2. Right to Exercise

2.1 Vesting. The Option will vest and become exercisable according to the Vesting Schedule set forth in the Certificate. If application of the Vesting Schedule causes a fractional Share to otherwise become exercisable, such Share will be rounded down to the nearest whole Share for each vesting period except for the last period in such vesting period, at which time the Option will become exercisable for the full remainder of the Option Shares.

2.2 Exercise Period. Unless the Option expires as provided in Section 3 hereof, the Option may be exercised after the Date of Grant set forth in the Certificate to the extent the Option has vested. The Option cannot be exercised for fractional Option Shares. The Option Shares issued upon exercise of the Option will be subject to the restrictions on transfer set forth in Section 10 hereof.

2.3 Shareholder Approval. Notwithstanding anything herein to the contrary, no portion of this Option will be exercisable at any time before the Company’s shareholders have approved the Plan.

3. Expiration. The Option will expire at 12:01 am [Pacific] Standard Time on the Expiration Date set forth in the Certificate or earlier as provided in Section 4 hereof.

Great White Energy Services, Inc. Stock Option Agreement

4. Termination of Continuous Service. Unless otherwise provided in an employment agreement or service agreement, the terms of which have been approved by the Administrator, the right to exercise the Option is subject to the following terms and conditions.

4.1 Forfeiture of Unvested Options. If Participant’s Continuous Service is terminated for any reason (including Participant’s death or Disability) other than Cause, the unvested portion of the Option will terminate at the close of business on the date of such termination of Continuous Service.

4.2 Termination for Any Reason except Death, Disability, or Cause. If Participant’s Continuous Service is terminated for any reason other than Participant’s death or Disability or for Cause, Participant will be entitled to exercise the Option, but only to the extent that it is exercisable by Participant on the date of such termination, until the earlier of (a) the date that is three months after the date of termination of Continuous Service, or (b) the Expiration Date, after which such right will expire and the Option will terminate.

4.3 Termination Because of Death or Disability. If Participant’s Continuous Service is terminated by reason of Participant’s death or Disability (or if Participant dies within three months after the date of termination of Participant’s Continuous Service for any reason other than Cause or Participant’s Disability), Participant (or Participant’s legal representative, executor, administrator, heir, or legatee, as the case may be) may exercise the Option, but only to the extent that it is exercisable by Participant on the date of termination of Continuous Service, until the earlier of (a) one year after the date of termination of Participant’s Continuous Service, or (b) the Expiration Date, after which such right will expire and the Option will terminate.

4.4 Termination for Cause. If the Company or any Affiliate terminates Participant’s Continuous Service for Cause, then all of Participant’s rights hereunder will expire and the entire Option will terminate, regardless of whether or to what extent vested, as of the beginning of business on the Termination Date.

4.5 Extension of Option Termination Date. If the exercise of the Option following the termination of Participant’s Continuous Service for any reason (other than for Cause) would violate any applicable federal, state, or local law, then notwithstanding anything herein to the contrary, the Option will remain exercisable, but only to the extent that it is exercisable by Participant on the date of termination of Continuous Service, until the earlier of (a) the 30th day after the exercise of the Option would no longer violate any applicable federal, state or local law, or (b) the Expiration Date, after which such right will expire and the Option will terminate

4.6 Effect of Termination of Employment on ISO Status. If permitted by this Agreement, any exercise beyond (a) three months after the date of termination of Participant’s employment with the Company and its Affiliates for any reason other than Participant’s death or Disability, or (b) 12 months after the date of termination of Participant’s employment with the Company and its Affiliates by reason of Participant’s death or Disability, will be treated as an exercise of a Nonstatutory Stock Option and not an ISO.

Great White Energy Services, Inc. Stock Option Agreement

5. Manner of Exercise

5.1 Stock Option Exercise Agreement. To exercise this Option, Participant (or in the case of exercise after Participant’s death or incapacity, Participant’s legal representative, executor, administrator, heir or legatee, as the case may be) must deliver to the Administrator a fully executed stock option exercise agreement in the form attached hereto as Annex II, or in any other form as approved by the Administrator (the “Exercise Agreement”). The Exercise Notice must set forth, inter alia, (a) Participant’s election to exercise the Option; (b) the number of Option Shares being purchased; (c) any restrictions imposed on the Option Shares; and (d) any representations, warranties, and agreements regarding Participant’s investment intent and access to information as the Company may require to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

5.2 Payment. The entire Exercise Price must be paid in full by cash or check for an amount equal to the aggregate Exercise Price for the number of Option Shares being purchased (plus applicable tax withholding). Alternatively, in the Administrator’s sole discretion and upon such terms as the Administrator approves, the Exercise Price may be paid as follows:

(a) By a Stock for Stock Exercise pursuant to Section 6.3 of the Plan, but only to the extent that the shares of Common Stock used are not subject to any pledge or security interest and either were previously acquired by the Participant on the open market or meet such other requirements, if any, as the Administrator determines are necessary to avoid an accounting earnings charge due to the use of such shares to pay the Exercise Price. A Stock for Stock Exercise by a Participant who is an Insider is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3;

(b) During any period for which the Common Stock is readily tradable on an Established Securities Market, either (i) by a Cashless Exercise pursuant to Section 6.3 of the Plan, using a broker-dealer designated by or acceptable to the Administrator (an “Approved Broker-Dealer”), including through a “margin” commitment from Participant and the Approved Broker-Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the purchased Option Shares to the Approved Broker-Dealer in a margin account as security for a loan from the Approved Broker-Dealer in the amount of the total Exercise Price, and whereby the Approved Broker-Dealer irrevocably commits upon receipt of such Option Shares to forward the total Exercise Price directly to the Company; provided, however, that a Cashless Exercise by a Participant that involves or may involve a Prohibited Personal Loan will not be permitted;

(c) By any other form of legal consideration acceptable to the Administrator, including without limitation with a full-recourse promissory note subject to such term, interest rate, amortization requirements, and any other provision as the Administrator determines in its sole discretion. If, however, the Option Shares have a stated par value and applicable law requires, the par value of the Option Shares, if newly issued, must be paid in cash or cash equivalents. Unless the Administrator determines otherwise, upon payment with such promissory note the Participant must pledge to the Company as security for payment of the unpaid balance of the loan shares of Common Stock having a Fair Market Value no less than the

Great White Energy Services, Inc. Stock Option Agreement

principal amount of the loan, and such pledge must be evidenced by a pledge agreement, the terms of which the Administrator shall determine in its discretion. Any such loan must comply with all applicable laws, regulations, and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction; or

(d) By any combination of the foregoing acceptable to the Administrator.

5.3 Tax Withholding. As a condition to the exercise of the Option, before the issuance of the Option Shares Participant must pay or provide for any applicable federal, state, and local withholding obligations of the Company. If the Administrator permits, Participant may provide for payment of withholding taxes upon exercise of the Option by one or more of the following means: (a) cash payment; (b) Cashless Exercise; (c) tendering previously acquired and unencumbered shares of Common Stock with a Fair Market Value on the date of surrender equal to the minimum statutory amount of taxes required to be withheld by law; or (d) by requesting that the Company retain so many of the Option Shares that would otherwise be issuable to Participant as a result of the exercise of this Option as have a Fair Market Value on the exercise date equal to the minimum statutory amount of taxes required to be withheld by law (“Share Withholding”), in which case the Company will issue the net number of Option Shares to Participant by deducting the Option Shares retained from the Option Shares issuable upon exercise. Payment of the tax withholding by a Participant who is an Insider by a tender of Common Stock or in the form of Share Withholding is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3.

5.4 Issuance of Option Shares. Subject to the conditions that the Exercise Agreement and payment (including applicable tax withholding) are in form and substance satisfactory to the Administrator, the Company shall issue the Option Shares registered in the name of Participant, Participant’s authorized assignee, or Participant’s legal representative. The Option will be deemed exercised upon the Administrator’s receipt of the fully executed Exercise Notice accompanied by required payment. The Company shall deliver certificates representing the Option Shares with the appropriate legends affixed thereto. If the Option Shares are not fully vested, the Company may hold such certificates in its custody until vested.

6. Compliance with Laws and Regulations. The exercise of the Option and the issuance and transfer of Option Shares is subject to the Company’s and Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state, and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Option Shares with the Securities Exchange Commission, any state securities commission, any foreign securities regulatory authority, or any securities exchange to effect such compliance.

7. Notice of Disqualifying Disposition of ISO Shares. If the Option is an ISO and Participant sells or otherwise disposes of any of the Option Shares acquired pursuant to the ISO on or before the later of (a) the second anniversary of the Date of Grant, and (b) the first anniversary of the transfer of such Option Shares to Participant upon exercise of the Option,

Great White Energy Services, Inc. Stock Option Agreement

Participant shall immediately notify the Company in writing of such disposition. If any such disposition causes Participant to be subject to income tax withholding by the Company on the income recognized by Participant, Participant shall satisfy such withholding obligation by payment in cash or out of the current wages or other compensation payable to Participant by Company or any Affiliate.

8. Non-Transferability of Option. If the Option is an ISO, the Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant or, in the event of Participant’s incapacity, by Participant’s legal representative. If the Option is not an ISO, upon the Administrator’s written approval the Option may be transferred by gift or domestic relations order to a Permitted Transferee pursuant to Section 6.5 of the Plan.

9. Privileges of Stock Ownership. Participant will not have any of the rights of a shareholder with respect to any Option Shares before the Option Shares are issued to Participant.

10. Restrictions on Transfer

10.1 Securities Law Restrictions. Regardless of whether the offering and sale of shares of Common Stock under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state or foreign jurisdiction, the Company at its discretion may impose restrictions on the sale, pledge or other transfer of the Option Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable to achieve compliance with the Securities Act, the securities laws of any state or foreign jurisdiction, or any other law.

10.2 Consent to Market Stand-Off. If an underwritten public offering by the Company of its equity securities occurs, the Participant agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Option Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters. In order to enforce such Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Option Shares acquired under this Agreement until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off, or a spin-off), a merger or consolidation, a reverse merger, or similar transaction, then any new, substituted, or additional securities which are by reason of such transaction distributed with respect to any Option Shares subject to the Market Stand-Off, or into which such Option Shares thereby become convertible, will immediately be subject to the Market Stand-Off.

Great White Energy Services, Inc. Stock Option Agreement

10.3 Administration. Any determination by the Administrator and its counsel in connection with any of the matters set forth in this Section 10 will be conclusive and binding on Participant and all other persons.

10.4 Right of Repurchase. Unvested Option Shares acquired pursuant to the exercise of this Option will be subject to the Company’s Right of Repurchase in accordance with Section 10.6 of the Plan.

11. No Right to Continued Service. Nothing in this Agreement or the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or any Affiliate to terminate Participant’s Continuous Service at any time.

12. General

12.1 Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by Participant or the Company to the Administrator for review. The resolution of such a dispute by the Administrator will be final and binding on the Company and Participant.

12.2 Entire Agreement. The Plan and the Certificate are incorporated herein by reference, and together with this Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. In the event of a conflict or inconsistency between the terms and conditions of this Agreement, the Certificate, and the Plan, the Plan will govern.

12.3 Notices. Any notice required under this Agreement to be delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be delivered to Participant must be in writing and addressed to Participant at the address indicated on the Certificate or to such other address as Participant designates in writing to the Company. All notices will be deemed to have been delivered: (a) upon personal delivery, (b) five days after deposit in the United States mails by certified or registered mail (return receipt requested), (c) two business days after deposit with any return receipt express courier (prepaid), or (d) one business day after transmission by facsimile.

12.4 Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement is binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors, and assigns.

12.5 Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions of the Agreement will remain fully effective and enforceable.

Great White Energy Services, Inc. Stock Option Agreement

13. Receipt and Acceptance. Participant acknowledges receipt of a copy of the Plan, a copy of the prospectus dated [                , 2011] covering the shares of Common Stock reserved for issuance under the Plan, the Certificate, and this Agreement. Participant has read and understands the terms of the Plan, the Certificate, and this Agreement, and agrees to be bound by their terms and conditions. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Option Shares and that Participant should consult a tax advisor before such exercise or disposition.

Great White Energy Services, Inc. Stock Option Agreement

Annex II

STOCK OPTION EXERCISE AGREEMENT

☐ Incentive Stock Option	Option Holder:

☐ Nonstatutory Stock Option	Date:

Great White Energy Services, Inc.

[                                                             ]

[                                                             ]

Attention: Chief Financial Officer

Ladies and Gentlemen:

1. Option. I was granted an option (the “Option”) to purchase shares of the common stock (the “Option Shares”) of Great White Energy Services, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”), my Certificate of Stock Option Award (the “Certificate”) and my Stock Option Agreement (the “Option Agreement”) as follows:

Stock Option Award Number:

Date of Grant:

Number of Option Shares:

Exercise Price per Share:	$

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Option Shares, all of which are vested Option Shares in accordance with the Certificate and the Option Agreement:

Total Option Shares Purchased:

Total Exercise Price	$
(Total Option Shares Purchased X Exercise Price per Share)

3. Payments. I enclose payment in full of the Total Exercise Price for the Option Shares in the following form or forms, as authorized by the Option Agreement:

Cash:	$

Check:	$

Tender of Company Stock:	Contact Plan Administrator

Great White Energy Services, Inc. Stock Option Exercise Notice and Agreement

4. Tax Withholding. As a condition of exercise, I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local, and foreign tax withholding obligations of the Company, if any, in connection with the Option in one or more of the following forms:

Cash:	$

Check:	$

Tender of Company Stock:	Contact Plan Administrator

5. Option Holder Information.

My address is:

My Social Security Number is:

6. No Detrimental Activity. I hereby certify that I am in compliance with the terms and conditions of the Plan and have not engaged in any Detrimental Activity as defined in the Plan.

7. Notice of Disqualifying Disposition. If the Option is an Incentive Stock Option, I agree that I will promptly notify the Treasurer of the Company if I transfer any of the Option Shares within one year from the date I exercise all or part of the Option or within two years of the Date of Grant of the Option.

8. Binding Effect. I understand and agree that I am purchasing the Option Shares pursuant to the terms of the Plan, the Certificate, and the Option Agreement, copies of which I have received and read carefully and understand, and to all of which I hereby expressly assent. This Agreement will inure to the benefit of and be binding upon my heirs, executors, administrators, successors, and assigns.

Signed,

(Signature)

Receipt of the above is hereby acknowledged.

Great White Energy Services, Inc.

By:
Title:
Date:

Great White Energy Services, Inc. Stock Option Exercise Notice and Agreement

Annex III

GREAT WHITE ENERGY SERVICES, INC.

2011 EQUITY INCENTIVE PLAN

Great White Energy Services, Inc. 2011 Equity Incentive Plan